EXHIBIT 24.1

                       CONSENT OF RICHARD P. GREENE, P.A.

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                                                      July 14, 1997



U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

          Re:     Triangle Imaging Group, Inc.

Dear Sir or Madam:

          This Firm hereby consents to the use of its name in the Registration Statement on Form S-8 as filed via EDGAR with the Washington, D.C. Office of the U.S. Securities and Exchange Commission on July 15, 1997, or as soon thereafter as is reasonably practicable.

                                                      Very truly yours,

                                                      RICHARD P. GREENE, P.A.


                                                   /S/Richard P. Greene
                                                      Richard P. Greene
                                                      For the Firm

RPG/evb

C:\Triangle\S-8-7.Consent